Exhibit 10.7
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                              CONSULTING AGREEMENT
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         AGREEMENT, made as of the 3rd day of June 2003 is by and between
Xstream Beverage Group, Inc. (the "Company") and Steve A. Haglund (the "Consultant").

         WHEREAS, the Consultant has previously served as a member of the Company's Board of Directors and as an officer of the Company; and

         WHEREAS, the Consultant has valuable knowledge and skills and the Company wishes to rely on the Consultant on an ongoing basis; and

         WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the Company's business affairs on a non- exclusive basis, and the Consultant is willing to undertake to provide such services as hereinafter fully set forth:

                                   WITNESSETH

NOW THEREFORE, the parties agree as follows:

1. TERM: The term of this Agreement is for one year. Except in the event of the death, incapacity or "For Cause" this Agreement may not be terminated. Cause is defined as habitual neglect of duties or responsibilities, conviction of a felony or if charged with any complaint involving the offer or sale of securities.

2. NATURE OF SERVICES/DUTIES: The Company hereby engages Consultant to render the services hereinafter described during the term hereof (its being understood and agreed that Consultant is free tender the same or similar services to any other entity selected by it).

(1) Consult with Company as directed concerning on-going strategic corporate planning, joint ventures and strategic alliances, including any revision of the Company's client's business plan.

(2) Render advice with respect to expanding and distributing the Company's product lines.

(3) Assist in negotiation of Company's contracts with suppliers and major customers when so required by the Company.

(4) Consult with and advise the Company with regards to potential mergers and acquisitions.

(5) Evaluate the Company's marketing and sales requirements.

         The services identified above shall be rendered on an "As Needed" basis. However, Consultant shall not be required to render more than 40 hours of service in any calendar month. Services may be provided by the Consultant at his home.

3. COMPENSATION: It is mutually agreed that the Consultant will be entitled to compensation of $40,000 per year payable monthly in arrears with the first payment due July 1, 2003. In the event that any payment is not received by the 10th day of any month following its due date, Consultant may declare the Company in Default. In the event of a Default, Consultant may demand immediate payment of all outstanding sums due and owing under this agreement except for reimbursable expenses.

4. EXPENSES: Consultant shall receive a non-accountable monthly expense allowance of $550 per month to reimburse Consultant for any auto expenses incurred in connection with the performance of the services. In addition, Consultant shall be entitled to reimbursement for all out of pocket expenses. However, any expenses in excess of $500, exclusive of the car allowance, shall require the prior approval of the Company.

5. COMPLETE AGREEMENT: This Agreement contains the entire Agreement between the parties with respect to the contents hereof supersedes all prior agreements and understandings between the parties with the respect to such matters, whether written or oral. Neither this Agreement, nor any term or provisions hereof may be changed, waived, discharged or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

6. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one Agreement.

7. SURVIVAL: Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement, which shall survive such termination in accordance with their terms.

8. NOTICE: Any or all notices, designations, consents, offers, acceptance or other communication provided for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown below unless notice of a change of address is furnished:

If to Consultant:

Steve A. Haglund
______________
______________

If to Company:


Xstream Beverage Group, Inc.
621 N.W. 53rd Street
Suite 145
Boca Raton, Florida

9. SEVERABILITY: Whenever possible, each provision of Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable provision had never been contained herein.

10. MISCELLANEOUS:

         (a) All final decisions with the respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company, and Consultant shall not have any right or authority to bind the Company to any obligation or commitment. (b) The parties hereby agree to submit any controversy or claim arising out of or relating to this Agreement to final binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and further agree that immediately after the filing of a claim as provided herein they shall in good faith attempt mediation in accordance with the AAA Commercial Mediation Rules; provided, however, that the proposed mediation shall not interfere with or in any way impede the progress of arbitration. The parties also agree that (i) the AAA Optional Rules for Emergency Measures of Protection shall apply to any proceedings initiated hereunder; (ii) the arbitrator shall be authorized and empowered to grant any remedy or relief, which the arbitrator deems just and equitable in nature, including, but not limited to, specific performance, injunction, declaratory judgment and other forms of provisional relief in addition to a monetary award.

         (b) In the event of any arbitration or litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees.


THIS AGREEMENT HAS BEEN PREPARED FOR THE COMPANY BY THE LAW FIRM OF NEWMAN, POLLOCK & KLEIN. CONSULTANT HAS HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL.

         Xstream Beverage Group Inc.                 Consultant

         /s/Theodore Farnsworth                      /s/Steve A. Haglund
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         BY: Theodore Farnsworth                     Steve A. Haglund
             Chairman